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                                     Exhibit 23.1


                        [Letterhead of KPMG Peat Marwick LLP]



                            INDEPENDENT AUDITORS' CONSENT
                            -----------------------------


  The Board of Directors


Capital Corp of the West

  We consent to the use of our reports included herein and the reference to our firm under the heading "Experts" in the prospectus. The report on the 1995 financial statements reflects the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, as amended by Statement No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN-INCOME RECOGNITION AND DISCLOSURES.


                                       /s/  KPMG Peat Marwick LLP

  Sacramento, California


August 7, 1997